PUNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 7, 2011

HERE ENTERPRISES, INC..
(Exact name of registrant as specified in its charter)

Nevada	000-52951	27-2208420
(State of Incorporation)	(Commission File No.)	(Tax ID No.)

848 N. Rainbow Blvd. #2952
Las Vegas, NV 89107

(Address of principal executive offices)

Registrant’s Telephone Number, including area code:  (210) 957-7879

266 County Road #405

Floresville, TX 78114

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below).

[ ]  Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c)).

Item 8.01 Other Events

On March 24, 2011, the Company announced that it has changed it’s corporate address.  The Company has decided to delay the move to its new corporate address for a period of approximately 60 days.  For that period of time, the Company will retain its former address of

848 N. Rainbow Blvd. #2952
Las Vegas, NV 89107

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/ Mark K. Ryun

Mark K. Ryun, President